Exhibit 99.1

For release: October 31, 2013, 6:00 a.m. ET	Contact:	Mark Rittenbaum
503-684-7000

Greenbrier Announces Record Fourth Quarter Earnings;

$110 Million Net Debt Reduction Over Q3;

$50 Million Share Repurchase Program Authorized

~ Posts Q4 EPS of $0.69, before restructuring charges ~

Lake Oswego, Oregon, October 31, 2013 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported financial results for its fourth quarter and fiscal year ended August 31, 2013.

Fourth Quarter Highlights

•	Record net earnings for the quarter were $22.5 million, or $0.69 per diluted share, excluding restructuring charges of $1.8 million, on revenue of $484.2 million. “Economic” EPS was $0.79, which excludes the impact of out-of-the-money shares underlying our 3.5% convertible bonds.

•	Net earnings attributable to Greenbrier, including restructuring charges, for the quarter were $20.7 million, or $0.64 per diluted share.

•	Record Adjusted EBITDA for the quarter was $49.5 million or 10.2% of revenue.

•	New railcar backlog as of August 31, 2013 was 14,400 units with an estimated value of $1.52 billion (average unit sale price of $106,000), compared to 14,200 units with an estimated value of $1.57 billion (average unit sales price of $111,000) on May 31, 2013.

•	New railcar deliveries totaled 3,500 units for the quarter.

•	Orders for 3,400 new railcars were received during the quarter. Subsequent to quarter end, Greenbrier received orders for another 1,700 units valued at approximately $140 million.

•	Entered into several new long-term railcar maintenance agreements, including multi-year transaction with CIT Rail.

•	Marine backlog as of August 31, 2013 was $10 million, compared to $1.6 million as of May 31, 2013.

Fiscal Year 2013 Highlights

•	Record net earnings, excluding goodwill impairment and restructuring charges, were $62.5 million, or $2.00 per diluted share, on revenue of $1.76 billion.

•	Goodwill impairment and restructuring charges of $73.6 million net of tax, or $2.41 per diluted share, related to the Wheels, Repair & Parts segment, led to a Net loss attributable to Greenbrier of $11.0 million, or $0.41 per share.

•	Adjusted EBITDA was $157.2 million or 9.0% of revenue, just under the 2012 record of $158.3 million.

•	New railcar deliveries were 11,600 units for 2013.

•	Orders for the year totaled 14,800 units valued at $1.41 billion across a broad range of railcar types. An initial order for Greenbrier’s new plastic pellet car was received along with orders for nearly 3,000 units of automotive-related products, including Multi-MaxTM and Auto-Max®.

•	Cash from operating activities was $105 million.

•	Proprietary automotive-related product Multi-Max was successfully launched.

Progress on Strategic Initiatives

•	Substantially met $100 million minimum capital efficiency goal originally scheduled to be met by February 2014; management continues to focus on capital liberation.

•	Improved overall gross margins in fourth quarter by 100 bps; halfway to fourth quarter 2014 minimum goal of at least 200 basis point improvement.

•	Closed or sold four underperforming or non-core facilities in our Wheels, Repair & Parts segment; three additional facilities to occur by 2013 calendar year end.

William A. Furman, president and chief executive officer, said, “Our business performed well in 2013, notwithstanding weak markets for certain products such as double stack intermodal cars and marine barges, as well as other events, such as a low grain harvest due to drought. We hit our stride in Manufacturing, improved our Leasing model and took initial steps to address difficult conditions in our Wheels, Repair & Parts unit in order to achieve a record fourth quarter. In addition, we made meaningful progress on our previously announced strategic initiatives to enhance margins and liberate capital, which will grow return on invested capital (ROIC) and enhance shareholder value.”

“In Manufacturing, where we are improving margins, we continue to ramp tank car production for this high margin product and are approaching our goal of producing 16 units a day to meet strong demand. While we continue to benefit from participation in the energy markets, we remain focused on product diversification. This is reflected by the broad range of railcar types in backlog. More than half of our new railcar orders during the year were for non-energy uses, and in the fourth quarter, 22% of orders were for automotive-related products, including Multi-Max, our proprietary railcar featuring adjustable auto decks. “

“Our Leasing & Services business continues to deliver enhanced performance within our integrated business model. Through refinements to our leasing model, we are steadily increasing transaction volumes through lease syndication and asset management. We are also reducing the permanent capital invested in this business, and increasing fee income. In the fourth quarter we realized proceeds of nearly $35 million from the sale of assets from our lease fleet, while retaining management of these assets. In the first quarter of 2014, we will continue this trend through the sale of additional lease fleet assets that we will continue to manage. Going forward, we will make further refinements to this business.”

“Improvements in operational efficiencies and margins in our Wheels, Repair & Parts segment represent a clear opportunity in 2014. We closed or sold four locations in 2013 and plan to close several more. The remaining underperforming facilities are implementing operational improvements, and we have negotiated more balanced commercial terms with select business partners. While fourth quarter results for this segment do not yet reflect these efforts, we expect to demonstrate better results in 2014. Overall, we are on-track to liberate $25 million of capital from this segment,” Furman continued.

Business Outlook

“The decisive actions we took to strengthen our operational performance and business strategy in 2012 and 2013 position us for growth in 2014. We have substantially met our capital efficiency goal of liberating at least $100 million of capital by February 2014 with more to come, and we are on track to improve gross margins to at least 13.5% by the fourth quarter of 2014,” Furman concluded.

Greenbrier believes its diverse product mix and integrated business model places the Company in a superior position during the current railcar cycle as overall transportation dynamics continue to improve. Based on current business trends and industry forecasts, in 2014 Greenbrier believes its:

•	Deliveries will exceed 15,000 units

•	Revenue will exceed $2 billion

•	EPS, excluding restructuring charges, will be in the range of $2.45 to $2.70

Similar to previous years, financial results in the second half of the year are expected to be stronger than the first half. Also, while gross margins are expected to increase overall, management does not believe its track will be linear. Beginning next quarter, Greenbrier will disclose segment operating income.

Stock Repurchase Program

Greenbrier today announced that its Board of Directors has approved a $50 million share repurchase program to be executed over the next 18 months. Repurchases under the program will be made through open market transactions or through privately negotiated transactions from time-to-time, based on market conditions, legal and regulatory limitations and other factors. The Company is confident its balance sheet and liquidity will support this program, while it also continues to de-lever and take advantage of growth opportunities.

Financial Summary

	Q4 FY13	Q3 FY13	Sequential Comparison – Main Drivers
Revenue	$484.2M	$433.7M	Up 11.7% due to increased deliveries and Manufacturing product mix, partially offset by lower revenues in Wheels, Repair & Parts
Gross margin	12.5%	11.5%	Up 100 bps attributable to Manufacturing operating efficiencies, favorable product mix, and lease syndications
SG&A	$26.8M	$25.3M	Up due to higher incentive compensation on record quarterly Adjusted EBITDA
Gain on disposition of equipment	$8.5M	$5.1M	Increase reflects sale of leasing assets aligned with capital liberation goals
Other charges	$2.7M	$76.9M	Goodwill impairment in Q3 and restructuring charges in Q4, both related to the Wheels, Repair & Parts segment
Adjusted EBITDA (1)	$49.5M	$39.6M	Up principally due to gross margin and capital efficiency initiatives
Effective tax rate (excluding impairment)	34.5%	32.9%	Reflects geographic mix of earnings
Net earnings (1)	$22.5M	$15.7M	Higher manufacturing performance and gains on sale
Diluted EPS (1)	$0.69	$0.50	Higher net earnings
Economic EPS (1)	$0.79	$0.56	Excludes “if converted” impact of out-of-the-money bonds due 2018

(1)	Excluding goodwill impairment and restructuring charges.

Segment Summary

	Q4 FY13	Q3 FY13	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$351.7M	$284.6M	Up 23.6% due to increased deliveries and favorable product mix
Gross margin	12.3%	11.0%	Up 130 bps due to improved operating efficiencies, favorable product mix, and strong syndication activity
Deliveries	3,500	2,500	Strong syndication activity and successful tank ramp

Wheels, Repair & Parts
Revenue	$114.0M	$131.2M	Down 13.1% due to mix of work and lower wheel volumes
Gross margin	6.7%	8.2%	Down 150 bps due to less profitable mix and lower wheel volumes

Leasing & Services
Revenue	$18.5M	$17.9M	Up 3.2% due to higher interim rents on railcars held for syndication
Gross margin	50.7%	45.2%	Up 550 bps due primarily to higher interim rents
Lease fleet utilization	97.4%	97.9%

Conference Call

Greenbrier will host a teleconference to discuss its fourth quarter and 2013 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	October 31, 2013

•	9:00 a.m. Pacific Daylight Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time. Following the call, a webcast replay will be available for 30 days. Telephone replay will be available through November 16, 2013, at 203-369-1175.

About Greenbrier Companies

Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. Greenbrier builds new railroad freight cars in its four manufacturing facilities in the U.S. and Mexico and marine barges at its U.S. facility. It also repairs and refurbishes freight cars and provides wheels and railcar parts at 37 locations across North America. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through both its operations in Poland and various subcontractor facilities throughout Europe. Greenbrier owns approximately 8,600 railcars, and performs management services for approximately 224,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements regarding expected new railcar production volumes and schedules, expected customer demand for the Company’s products and services, plans to increase manufacturing capacity, restructuring plans, new railcar delivery volumes and schedules, growth in demand for the Company’s railcar services and parts business, and the Company’s future financial performance. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “designed to,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog is not indicative of our financial results; turmoil in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, changing technologies, production of new railcar types, or non-performance of subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; difficulties associated with governmental regulation, including environmental liabilities; integration of current or future acquisitions; succession planning; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2012, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

Net earnings excluding goodwill impairment and restructuring charges, Adjusted EBITDA, Adjusted weighted average diluted common shares outstanding and Diluted earnings per share excluding goodwill impairment and restructuring charges are not financial measures under generally accepted accounting principles (GAAP). We define Net earnings excluding goodwill impairment and restructuring charges as Net earnings (loss) attributable to Greenbrier before goodwill impairment (after-tax) and restructuring charges (after-tax). We define Adjusted EBITDA as earnings (loss) attributable to Greenbrier before interest and foreign exchange, income tax expense, goodwill impairment, restructuring charges and depreciation and amortization. We define Adjusted weighted average diluted common shares outstanding as Weighted average diluted common shares outstanding plus the dilutive effect of common stock equivalents related to warrants, restricted stock, restricted stock units and convertible notes to the extent that they are considered dilutive in the Diluted earnings per share excluding goodwill impairment and restructuring charges calculation. We define Diluted earnings per share excluding goodwill impairment and restructuring charges as Net earnings excluding goodwill impairment and restructuring charges before interest and debt issuance costs (net of tax) on convertible notes divided by Adjusted weighted average diluted common shares outstanding. Net earnings excluding goodwill impairment and restructuring charges, Adjusted EBITDA, Adjusted weighted average diluted common shares outstanding and Diluted earnings per share excluding goodwill impairment and restructuring charges are performance measurement tools used by Greenbrier. You should not consider Net earnings excluding goodwill impairment and restructuring charges, Adjusted EBITDA, Adjusted weighted average diluted common shares outstanding and Diluted earnings per share excluding goodwill impairment and restructuring charges in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA and Diluted earnings per share excluding goodwill impairment and restructuring charges are not measures of financial performance under GAAP and are susceptible to varying calculations, the Adjusted EBITDA and Diluted earnings per share excluding goodwill impairment and restructuring charges measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	August 31, 2013	May 31, 2013	February 28, 2013	November 30, 2012	August 31, 2012
Assets
Cash and cash equivalents	$97,435	$31,606	$55,637	$41,284	$53,571
Restricted cash	8,807	8,906	8,899	7,322	6,277
Accounts receivable, net	154,848	162,352	144,933	163,385	146,326
Inventories	316,783	344,168	359,281	363,642	316,741
Leased railcars for syndication	68,480	71,091	36,198	54,297	97,798
Equipment on operating leases, net	305,468	332,924	344,576	362,522	362,968
Property, plant and equipment, net	201,533	197,779	194,887	186,715	182,429
Goodwill	57,416	57,416	134,316	137,066	137,066
Intangibles and other assets, net	78,971	79,364	86,194	79,500	81,368

	$1,289,741	$1,285,606	$1,364,921	$1,395,733	$1,384,544

Liabilities and Equity
Revolving notes	$48,209	$92,968	$50,058	$89,826	$60,755
Accounts payable and accrued liabilities	315,938	286,964	278,221	282,925	329,508
Deferred income taxes	86,040	86,229	99,965	96,498	95,363
Deferred revenue	8,838	16,203	23,178	28,283	17,194
Notes payable	373,889	372,942	427,553	427,697	428,079
Total equity - Greenbrier	428,202	404,707	461,136	447,080	431,777
Noncontrolling interest	28,625	25,593	24,810	23,424	21,868

Total equity	456,827	430,300	485,946	470,504	453,645

	$1,289,741	$1,285,606	$1,364,921	$1,395,733	$1,384,544

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Years Ended August 31,
(In thousands, except per share amounts)	2013	2012	2011
Revenue
Manufacturing	$1,215,734	$1,253,964	$721,102
Wheels, Repair & Parts	469,222	481,865	452,865
Leasing & Services	71,462	71,887	69,323

	1,756,418	1,807,716	1,243,290
Cost of revenue
Manufacturing	1,082,889	1,122,384	661,127
Wheels, Repair & Parts	431,501	433,541	405,449
Leasing & Services	35,655	37,371	37,183

	1,550,045	1,593,296	1,103,759
Margin	206,373	214,420	139,531
Selling and administrative	103,175	104,596	80,326
Net gain on disposition of equipment	(18,072)	(8,964)	(8,369)
Goodwill impairment	76,900	—	—
Restructuring charges	2,719	—	—

Earnings from operations	41,651	118,788	67,574
Other costs
Interest and foreign exchange	22,158	24,809	36,992
Loss on extinguishment of debt	—	—	15,657

Earnings before income tax and earnings (loss) from unconsolidated affiliates	19,493	93,979	14,925
Income tax expense	(25,060)	(32,393)	(3,564)

Earnings (loss) before earnings (loss) from unconsolidated affiliates	(5,567)	61,586	11,361
Earnings (loss) from unconsolidated affiliates	186	(416)	(2,974)

Net earnings (loss)	(5,381)	61,170	8,387
Net earnings attributable to noncontrolling interest	(5,667)	(2,462)	(1,921)

Net earnings (loss) attributable to Greenbrier	$(11,048)	$58,708	$6,466

Basic earnings (loss) per common share:	$(0.41)	$2.21	$0.27
Diluted earnings (loss) per common share:	$(0.41)	$1.91	$0.24
Weighted average common shares:
Basic	26,678	26,572	24,100
Diluted	26,678	33,718	26,501

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Years Ended August 31,
(In thousands)	2013	2012	2011
Cash flows from operating activities:
Net earnings (loss)	$(5,381)	$61,170	$8,387
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Deferred income taxes	(9,662)	11,617	2,399
Depreciation and amortization	41,447	42,371	38,293
Net gain on disposition of equipment	(18,072)	(8,964)	(5,121)
Accretion of debt discount	2,455	3,259	6,583
Stock based compensation expense	6,302	8,757	7,073
Goodwill impairment	76,900	—	—
Loss on extinguishment of debt (non-cash portion)	—	—	8,453
Other	(1,055)	4,905	(311)
Decrease (increase) in assets:
Accounts receivable	(7,323)	37,763	(96,552)
Inventories	19,045	3,709	(116,866)
Leased railcars for syndication	22,881	(76,071)	(20,839)
Other	969	—	8,863
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(15,429)	16,236	130,673
Deferred revenue	(8,485)	11,304	(5,287)

Net cash provided by (used in) operating activities	104,592	116,056	(34,252)

Cash flows from investing activities:
Proceeds from sales of assets	75,338	33,560	18,730
Capital expenditures	(60,827)	(117,885)	(84,302)
Decrease (increase) in restricted cash	(2,530)	(4,164)	412
Investment in and advances to unconsolidated affiliates	(2,240)	(506)	(2,330)
Other	(3,582)	48	(1,774)

Net cash provided by (used in) investing activities	6,159	(88,947)	(69,264)

Cash flows from financing activities:
Net changes in revolving notes with maturities of 90 days or less	(16,396)	(57,302)	71,625
Proceeds from revolving notes with maturities longer than 90 days	38,177	63,773	25,159
Repayments of revolving notes with maturities longer than 90 days	(34,966)	(33,934)	(10,000)
Proceeds from issuance of notes payable	2,186	2,750	231,250
Debt issuance costs	—	—	(11,469)
Repayments of notes payable	(58,831)	(7,070)	(311,360)
Proceeds from equity offering	—	—	63,180
Expenses from equity offering	—	—	(420)
Excess tax benefit from restricted stock awards	900	1,627	—
Investment by joint venture partner	3,206	1,362	—
Other	(8)	—	26

Net cash provided by (used in) financing activities	(65,732)	(28,794)	57,991

Effect of exchange rate changes	(1,155)	5,034	(3,117)
Increase (decrease) in cash and cash equivalents	43,864	3,349	(48,642)
Cash and cash equivalents
Beginning of period	53,571	50,222	98,864

End of period	$97,435	$53,571	$50,222

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

Quarterly Results of Operations

(In thousands, except per share amounts, unaudited)

	First	Second	Third	Fourth	Total
2013
Revenue
Manufacturing	$285,368	$294,047	$284,591	$351,728	$1,215,734
Wheels, Repair & Parts	112,100	111,952	131,167	114,003	469,222
Leasing & Services	17,906	17,167	17,905	18,484	71,462

	415,374	423,166	433,663	484,215	1,756,418
Cost of revenue
Manufacturing	258,492	262,650	253,360	308,387	1,082,889
Wheels, Repair & Parts	101,476	103,134	120,476	106,415	431,501
Leasing & Services	7,627	9,107	9,808	9,113	35,655

	367,595	374,891	383,644	423,915	1,550,045
Margin	47,779	48,275	50,019	60,300	206,373
Selling and administrative	26,100	24,942	25,322	26,811	103,175
Net gain on disposition of equipment	(1,408)	(3,076)	(5,131)	(8,457)	(18,072)
Goodwill impairment	—	—	76,900	—	76,900
Restructuring charges	—	—	—	2,719	2,719

Earnings (loss) from operations	23,087	26,409	(47,072)	39,227	41,651
Other costs
Interest and foreign exchange	5,900	6,322	5,905	4,031	22,158

Earnings (loss) before income tax and earnings (loss) from unconsolidated affiliates	17,187	20,087	(52,977)	35,196	19,493
Income tax expense	(4,586)	(5,590)	(2,729)	(12,155)	(25,060)
Earnings (loss) from unconsolidated affiliates	(40)	(105)	82	249	186

Net earnings (loss)	12,561	14,392	(55,624)	23,290	(5,381)
Net earnings attributable to noncontrolling interest	(2,134)	(553)	(406)	(2,574)	(5,667)

Net earnings (loss) attributable to Greenbrier	$10,427	$13,839	$(56,030)	$20,716	$(11,048)

Basic earnings (loss) per common share: (1)	$0.38	$0.51	$(2.10)	$0.74	$(0.41)
Diluted earnings (loss) per common share: (2)	$0.35	$0.45	$(2.10)	$0.64	$(0.41)

(1)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely.
(2)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely. For the first, second and fourth quarters, diluted earnings per common share includes the outstanding warrants using the treasury stock method and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

Quarterly Results of Operations

(In thousands, except per share amounts, unaudited)

	First	Second	Third	Fourth	Total
2012
Revenue
Manufacturing	$262,656	$320,206	$364,930	$306,172	$1,253,964
Wheels, Repair & Parts	117,749	119,894	125,145	119,077	481,865
Leasing & Services	17,794	18,086	17,722	18,285	71,887

	398,199	458,186	507,797	443,534	1,807,716
Cost of revenue
Manufacturing	236,188	290,851	325,424	269,921	1,122,384
Wheels, Repair & Parts	105,891	106,554	111,610	109,486	433,541
Leasing & Services	9,663	9,295	8,825	9,588	37,371

	351,742	406,700	445,859	388,995	1,593,296
Margin	46,457	51,486	61,938	54,539	214,420
Selling and administrative	23,235	24,979	28,784	27,598	104,596
Net gain on disposition of equipment	(3,658)	(2,654)	(2,585)	(67)	(8,964)

Earnings from operations	26,880	29,161	35,739	27,008	118,788
Other costs
Interest and foreign exchange	5,383	6,630	6,560	6,236	24,809

Earnings before income tax and earnings (loss) from unconsolidated affiliates	21,497	22,531	29,179	20,772	93,979
Income tax expense	(7,797)	(5,348)	(8,655)	(10,593)	(32,393)
Earnings (loss) from unconsolidated affiliates	(372)	72	201	(317)	(416)

Net earnings	13,328	17,255	20,725	9,862	61,170
Net (earnings) loss attributable to Noncontrolling interest	1,189	415	(1,608)	(2,458)	(2,462)

Net earnings attributable to Greenbrier	$14,517	$17,670	$19,117	$7,404	$58,708

Basic earnings per common share:	$0.57	$0.66	$0.71	$0.27	$2.21
Diluted earnings per common share: (1)	$0.48	$0.57	$0.61	$0.26	$1.91

(1)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the outstanding warrants using the treasury stock method and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings (loss) attributable to Greenbrier to Adjusted EBITDA

	Three Months Ended		Years Ended
	August 31, 2013	May 31, 2013	August 31, 2013	August 31, 2012
Net earnings (loss) attributable to Greenbrier	$20,716	$(56,030)	$(11,048)	$58,708
Interest and foreign exchange	4,031	5,905	22,158	24,809
Income tax expense	12,155	2,729	25,060	32,393
Depreciation and amortization	9,924	10,125	41,447	42,371
Goodwill impairment	—	76,900	76,900	—
Restructuring charges	2,719	—	2,719	—

Adjusted EBITDA (1)	$49,545	$39,629	$157,236	$158,281

(1)	Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as Net earnings (loss) attributable to Greenbrier before interest and foreign exchange, income tax expense, goodwill impairment, restructuring charges, depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Adjusted EBITDA measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

	Three Months Ended August 31, 2013	Year Ended August 31, 2013
Backlog Activity (units)
Beginning backlog	14,200	10,700
Orders received	3,400	14,800
Production held as Leased railcars for syndication	(400)	(1,600)
Production sold directly to third parties	(2,800)	(9,500)

Ending backlog	14,400	14,400

Delivery Information (units)
Production sold directly to third parties	2,800	9,500
Sales of Leased railcars for syndication	700	2,100

Total deliveries	3,500	11,600

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding and diluted earnings per share

The shares used in the computation of the Company’s basic and diluted earnings per common share and Diluted earnings per share excluding goodwill impairment and restructuring charges are reconciled as follows:

	Three Months Ended		Year Ended
	August 31, 2013	May 31, 2013	August 31, 2013
Weighted average basic common shares outstanding (1)	28,062	26,619	26,678
Dilutive effect of warrants (2)	366	—	—
Dilutive effect of convertible notes (2)(3)	6,045	—	—

Weighted average diluted common shares outstanding	34,473	26,619	26,678

Dilutive effect of warrants		847	700
Dilutive effect of restricted stock and restricted stock units		627	737
Dilutive effect of convertible notes (3)		6,045	6,045

Adjusted weighted average diluted common shares outstanding (4)		34,138	34,160

(1)	Restricted stock grants and restricted stock units, including some grants subject to certain performance criteria, are included in Weighted average basic common shares outstanding when the Company is in a net earnings position. Weighted average basic common shares outstanding exclude shares of unvested restricted stock and restricted stock units for the three months ended May 31, 2013 and the year ended August 31, 2013 due to a net loss.
(2)	The dilutive effect of common stock equivalents is excluded from the Weighted average diluted common shares outstanding for the three months ended May 31, 2013 and the year ended August 31, 2013 due to a net loss.
(3)	The dilutive effect of the 2018 Convertible notes are included in the Weighted average diluted common shares outstanding for the three months ended August 31, 2013 and Adjusted weighted average diluted common shares outstanding for the three months ended May 31, 2013 and the year ended August 31, 2013 as they were considered dilutive under the “if converted” method as further discussed below. The dilutive effect of the 2026 Convertible notes was excluded from the share calculations as the stock price for each period presented was less than the initial conversion price of $48.05 and therefore considered anti-dilutive.
(4)	Adjusted weighted average diluted common shares outstanding is not a financial measure under GAAP. We define Adjusted weighted average diluted common shares outstanding as Weighted average diluted common shares outstanding plus the dilutive effect of common stock equivalents related to warrants, restricted stock, restricted stock units and convertible notes to the extent that they are considered dilutive in the Diluted earnings per share excluding goodwill impairment and restructuring charges calculation. Adjusted weighted average diluted common shares outstanding is a performance measurement tool used by Greenbrier. You should not consider Adjusted weighted average diluted common shares outstanding in isolation or as a substitute for other financial statement data determined in accordance with GAAP.

Diluted earnings per share excluding goodwill impairment and restructuring charges for the three months and year ended August 31, 2013 and the three months ended May 31, 2013 was calculated using the more dilutive of two approaches. The first approach includes the dilutive effect of outstanding warrants and shares underlying the 2026 Convertible notes in the share count using the treasury stock method. The second approach supplements the first by including the “if converted” effect of the 2018 Convertible notes issued in March 2011. Under the “if converted method” debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by the shares underlying the convertible notes. The 2026 Convertible notes would only be included in the calculation of both approaches if the current stock price is greater than the initial conversion price of $48.05 using the treasury stock method.

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of Net earnings (loss) attributable to Greenbrier to Net earnings excluding goodwill impairment and restructuring charges

	Three Months Ended		Year Ended
	August 31, 2013	May 31, 2013	August 31, 2013
Net earnings (loss) attributable to Greenbrier	$20,716	$(56,030)	$(11,048)
Goodwill impairment (after-tax)	—	71,778	71,778
Restructuring charges (after-tax)	1,781	—	1,781

Net earnings excluding goodwill impairment and restructuring charges (1)	$22,497	$15,748	$62,511

(1)	Net earnings excluding goodwill impairment and restructuring charges is not a financial measure under GAAP. We define Net earnings excluding goodwill impairment and restructuring charges as Net earnings (loss) attributable to Greenbrier before goodwill impairment (after-tax) and restructuring charges (after-tax). Net earnings excluding goodwill impairment and restructuring charges is a performance measurement tool used by Greenbrier. You should not consider Net earnings excluding goodwill impairment and restructuring charges in isolation or as a substitute for other financial statement data determined in accordance with GAAP.

	Three Months Ended				Year Ended
	August 31, 2013		May 31, 2013		August 31, 2013
Net earnings excluding goodwill impa irment and restructuring charges	$22,497		$15,748		$62,511
Add back:
Interest and debt issuance costs on the 2018 Convertible notes, net of tax	1,416		1,416		5,677

Earnings before interest and debt issuance costs on convertible notes	$23,913		$17,164		$68,188

Adjusted weighted average diluted common shares outstanding	34,473		34,138		34,160
Diluted earnings per share excluding goodwill impairment and restructuring charges (2)	$0.69	(3)	$0.50	(4)	$2.00	(4)

(2)	Diluted earnings per share excluding goodwill impairment and restructuring charges is not a financial measure under GAAP. We define Diluted earnings per share excluding goodwill impairment and restructuring charges as Net earnings excluding goodwill impairment and restructuring charges before interest and debt issuance costs (net of tax) on convertible notes divided by Adjusted weighted average diluted common shares outstanding. Diluted earnings per share excluding goodwill impairment and restructuring charges is a performance measurement tool used by Greenbrier. You should not consider Diluted earnings per share excluding goodwill impairment and restructuring charges in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Diluted earnings per share excluding goodwill impairment and restructuring charges is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Diluted earnings per share excluding goodwill impairment and restructuring charges measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

(3)	Net earnings excluding goodwill impairment and restructuring charges before interest and debt issuance costs (net of tax) on convertible notes
Weighted average diluted common shares outstanding

(4)	Net earnings excluding goodwill impairment and restructuring charges before interest and debt issuance costs (net of tax) on convertible notes
Adjusted weighted average diluted common shares outstanding

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of basic earnings per share to economic earnings per share excluding goodwill impairment and restructuring charges

The shares used in the computation of the Company’s basic and economic earnings per common share excluding goodwill impairment and restructuring charges are reconciled as follows:

	Three Months Ended
	August 31, 2013	May 31, 2013
Weighted average basic common shares outstanding	28,062	26,619
Dilutive effect of warrants	366	847
Dilutive effect of restricted stock and restricted stock units	—	627

Weighted average economic diluted common shares outstanding	28,428	28,093

Net earnings excluding goodwill impairment and restructuring charges	$22,497	$15,748
Economic earnings per share excluding goodwill impairment and restructuring charges (1)	$0.79	$0.56

(1)	Economic earnings per share excluding goodwill impairment and restructuring charges is not a financial measure under GAAP. Economic earnings per share excluding goodwill impairment and restructuring charges is used to measure the current economic impact of our Convertible Bonds due in 2018 that have a conversion strike price of $38.05/share, which exceeds our current stock price. We define Economic earnings per share excluding goodwill impairment and restructuring charges as Net earnings excluding goodwill impairment and restructuring charges divided by the sum of Weighted average basic common shares outstanding, including the dilutive effect of restricted stock, restricted stock units and warrants. This calculation excludes the dilutive effect of the shares underlying the 2018 bonds under the “if converted” method, which is included in the calculation of Diluted earnings per share excluding goodwill impairment and restructuring charges. You should not consider Economic earnings per share excluding goodwill impairment and restructuring charges in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Economic earnings per share excluding goodwill impairment and restructuring charges is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Economic earnings per share excluding goodwill impairment and restructuring charges measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

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